Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-231504) of GreenTree Hospitality Group Ltd. and in the related Prospectus of our report dated May 17, 2022, with respect to the consolidated financial statements of GreenTree Hospitality Group Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2021.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

May 17, 2022